Exhibit (a)(1)(iv)

Offer To Purchase For Cash
Up to 2,000,000 American Depositary Shares, each representing .05 of a common share of
DOUBLEDOWN INTERACTIVE CO., LTD.
at
$18.00 per American Depositary Share
Pursuant to the Offer to Purchase dated September 23, 2021
by
B. Riley Securities, Inc.,
a wholly owned subsidiary of

B. RILEY FINANCIAL, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
CITY TIME, ON OCTOBER 22, 2021 (ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME,
ON OCTOBER 21, 2021), UNLESS THE OFFER IS EXTENDED (Such date and time, as it may be extended, THE “EXPIRATION DATE”).

September 23, 2021

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated September 23, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”) in connection with the offer by B. Riley Securities, Inc. (“Purchaser”), a Delaware corporation and a wholly owned subsidiary of B. Riley Financial, Inc., a Delaware corporation (“BRF”), to purchase up to 2,000,000 American Depositary Shares (“ADS”), each representing .05 of a common share, par value ~~W~~10,000 per share, of DoubleDown Interactive Co., Ltd., a South Korea limited company (“DDI”), owned by holders of ADS of DDI other than BRF and its subsidiaries (“DDI ADS”), at a price of $18.00 per ADS, net to the seller in cash (the “Offer Price”), without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

We or our nominees are the holder of record of DDI ADS held for your account. A tender of such DDI ADS can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender DDI ADS held by us for your account.

We request instructions as to whether you wish us to tender any or all of the DDI ADS held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.      The Offer Price for the Offer is $18.00 per ADS, net to you in cash, without interest, less any applicable withholding taxes.

2.      The Offer is being made for up to 2,000,000 ADS of DDI, other than ADS of DDI held by BRF or its subsidiaries.

3.      The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on October 22, 2021 (one minute after 11:59 P.M., New York City time, on October 21, 2021), unless the Offer is extended.

4.      The Offer is conditioned upon certain customary conditions described in Section 14 of the Offer to Purchase. The Offer is not subject to any financing condition. In addition, the Offer is not subject to any minimum condition — Purchaser will accept for payment and purchase up to 2,000,000 DDI ADS regardless of the amount of DDI ADS validly tendered.

5.      Tendering holders who are record owners of DDI ADS and who tender DDI ADS directly to American Stock Transfer & Trust Company, LLC, the depositary for the Offer, will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in the Letter of Transmittal, stock transfer taxes with respect to the purchase of DDI ADS by Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your DDI ADS, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your DDI ADS, then all such DDI ADS will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is being made to all holders of ADS of DDI (other than BRF and its subsidiaries). Purchaser is not aware of any jurisdiction in which the making of the Offer or the acceptance thereof would be prohibited by or not in compliance with the securities, “blue sky” or other valid laws of such jurisdiction. If Purchaser becomes aware of any U.S. state in which the making of the Offer or the acceptance of DDI ADS pursuant thereto would not be in compliance with an administrative or judicial action taken pursuant to a U.S. state law, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to the holders of DDI ADS in such state.

INSTRUCTION FORM
With Respect to the Offer to Purchase for Cash
Up to 2,000,000 American Depositary Shares, each representing .05 of a common share of
DOUBLEDOWN INTERACTIVE CO., LTD.
at
$18.00 per American Depositary Share
Pursuant to the Offer to Purchase dated September 23, 2021
by
B. Riley Securities, Inc.,
a wholly owned subsidiary of

B. RILEY FINANCIAL, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated September 23, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, and together with the Offer to Purchase, the “Offer”), in connection with the offer by B. Riley Securities, Inc. (“Purchaser”), a Delaware corporation and a wholly owned subsidiary of B. Riley Financial, Inc., a Delaware corporation (“BRF”), to purchase up to 2,000,000 American Depositary Shares (“ADS”), each representing .05 of a common share, par value ~~W~~10,000 per share, of DoubleDown Interactive Co., Ltd., a South Korea limited company (“DDI”), owned by holders of ADS of DDI other than BRF and its subsidiaries (“DDI ADS”), at a price of $18.00 per ADS, net to the seller in cash (the “Offer Price”), without interest, less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of DDI ADS indicated below or, if no number is indicated, all DDI ADS held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of DDI ADS made on behalf of the undersigned will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF DDI ADS BEING TENDERED HEREBY: ______________________ DDI ADS*

The method of delivery of this Instruction Form is at the election and risk of the tendering holder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to 12:00 midnight, New York City time, on October 22, 2021 (one minute after 11:59 P.M., New York City time, on October 21, 2021), unless the Offer is extended.

____________

*        Unless otherwise indicated, it will be assumed that all DDI ADS held by us for your account are to be tendered.

Dated:
(Signature(s))

(Please Print Name(s))

Address
(Include Zip Code)
Area Code and Telephone No.
Taxpayer Identification or Social Security No.